UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15,2003

    BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8739	22-1970303
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

1830 Route 130, Burlington, NJ		08016
(Address of principal Executive offices)		(Zip Code)

Registrant's telephone number, including area code: (609) 387-7800

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

EXHIBIT INDEX
Exhibit No.
10.1	Note Purchase Agreement dated as of August 15, 2003 among Burlington Coat Factory Warehouse Corporation Burlington Coat Factory Warehouse of New Jersey, Inc. and the purchasers named therein.

ITEM 5     OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On August 15, 2003, the Registrant and its wholly-owned subsidiary, Burlington Coat Factory Warehouse of New Jersey, Inc. (collectively, the "Obligors"), entered into a Note Purchase Agreement (the "Note Purchase Agreement") with a group of institutional investors for the sale of an aggregate of $100 million of the Obligors' senior notes (the "Notes"). The Notes will be issued in two tranches. The Series A Notes will aggregate $36 million at an interest rate of 4.06% due September 30,2010 with an average life of five years. The Series B Notes will aggregate $64 million at an interest rate of 4.67% due September 30, 2013 with an average life of seven years. The closing of the transaction is scheduled for September 30, 2003. The Registrant intends to use the proceeds from the sale of the Notes for general corporate purposes and the build-out of additional stores, including associated real estate acquisitions. A copy of the Note Purchase Agreement is attached as an exhibit to this report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
By: /s/ Robert L. LaPenta Robert L. LaPenta Vice President - Chief Accounting Officer

EXHIBIT INDEX
Exhibit No.
10.1	Note Purchase Agreement dated as of August 15, 2003 among Burlington Coat Factory Warehouse Corporation Burlington Coat Factory Warehouse of New Jersey, Inc. and the purchasers named therein.